Exhibit 10.8

ZERO GRAVITY SOLUTIONS, INC.

Assignment

As a below named inventor or joint inventor of an invention or improvement entitled;

BIOAVAILABLE MINERALS FOR PLANT HEALTH

U, 5, Provisional Patent Application No. 61/928,233; filed May 29, 2013

Attorney Docket No. 3081198 U803

for which I have executed an application for Letters Patent of the United States of America; and

WHEREAS, the ZERO GRAVITY SOLUTIONS, INC., having its principal office and place of business at 190 N.W. Spanish River Blvd., Suite 101, Boca Raton, Florida 33431, is desirous of obtaining the entire right, title and interest in, to and under the said invention and the said application in the United States of America, and in any and all countries foreign thereto;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I have sold, assigned, transferred, and set over, and by these presents do hereby sell, assign, transfer and set over, unto said ZERO GRAVITY SOLUTIONS, INC., its successors, legal representatives, and assigns, my entire right, title and interest in, to, and under the said invention, and the said application, and all divisional, renewal, substitutional, and continuation applications thereof, and all Letters Patent of the United States of America which may be granted thereof and all reissues and extensions hereof, and all applications for Letters Patent which may be filed for said invention in any country or countries foreign to the United States of America, including all rights of priority, all rights to publish cautionary notices reserving ownership of said invention, all rights to register said invention in appropriate registries, and all Letters Patent which may be granted for said invention in any country or countries foreign to the Unites States of America, and all extensions, renewals, and reissues thereof, and I hereby authorize and request the Commissioner of Patents and Trademarks of the United States of America, whose duty it is to issue patents on applications as aforesaid, to issue all. Letters Patent for said invention to said ZERO GRAVITY SOLUTIONS, INC., its successors, legal representatives, and assigns, in accordance with the terms of this instrument,

And I hereby covenant that I have full right to convey the entire interest herein assigned, and that I have not executed, and will not execute, any agreement in conflict herewith.

Docket:

3061198 US03

And I hereby further covenant and agree that I will communicate to said ZERO GRAVITY SOLUTIONS, INC., its successors, legal representatives, and assigns, any fact known to me respecting said invention, and testify in any legal proceeding, sign all lawful papers, execute all divisions, renewal, substitutional, continuing, and reissue applications, make all rightful declarations and/or oaths and generally do everything possible to aid said ZERO GRAVITY SOLUTIONS, INC., its successors, legal representatives, and assigns, to obtain and enforce proper patent protection for said invention in all countries.

IN TESTIMONY WHEREOF, I authorize and affirm said assignments with the signature(s) set forth below on the indicated date(s).

Inventors:

/s/ John Wayne Kennedy	July 30, 2013
John Wayne Kennedy	Date

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